UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 19, 2006
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
ITEM 9.01 Financial Statements and Exhibits
SIGNATURE
INDEX TO EXHIBITS
EX-10.1
EX-99.1

ITEM 1.01 Entry into a Material Definitive Agreement
     On August 24, 2006, Reynolds American Inc. (“RAI”) announced that, commencing September 2006, Ms. E. Julia (Judy) Lambeth will join RAI as its Executive Vice President and General Counsel. Ms. Lambeth will succeed Mr. Charles A. Blixt who, as previously announced, will be retiring from RAI.
     Subject to the terms of her employment offer letter entered into with RAI as of August 19, 2006, Ms. Lambeth will receive a sign-on bonus of $100,000, have an annual base salary of $482,000 and be eligible to receive a potential annual bonus targeted at 75% of her annual base salary under RAI’s Annual Incentive Award Plan. For 2006, any bonus will be prorated based upon the total number of months Ms. Lambeth is employed by RAI. Under RAI’s Long-Term Incentive Plan, and subject to approval by RAI’s Board of Directors, Ms. Lambeth will receive a 2006 grant with an estimated target value upon vesting in 2009 of $1.2 million. Ms. Lambeth is also eligible for coverage under RAI’s relocation and benefits plans and programs, including RAI’s executive severance and change in control program which is currently under review. If, prior to the adoption of a new executive severance program, Ms. Lambeth is terminated without cause, she will be entitled to receive continued pay and benefits for six months, subject to the requirements of Section 409A of the Internal Revenue Code.
     A copy of Ms. Lambeth’s employment offer letter is attached as Exhibit 10.1 to this Report and is incorporated herein by reference. A copy of RAI’s press release dated August 24, 2006, is attached as Exhibit 99.1.
ITEM 9.01 Financial Statements and Exhibits
(c) Exhibits.

Number	Exhibit
10.1	Offer of Employment Letter dated August 18, 2006, by Reynolds American Inc. and E. Julia (Judy) Lambeth, accepted by Ms. Lambeth on August 19, 2006.
99.1	Press Release dated August 24, 2006, from Reynolds American Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ McDara P. Folan, III
	Name:	McDara P. Folan, III
	Title:	Senior Vice President, Deputy General Counsel and Secretary

Date: August 24, 2006

INDEX TO EXHIBITS

Number	Exhibit
10.1	Offer of Employment Letter dated August 18, 2006, by Reynolds American Inc. and E. Julia (Judy) Lambeth, accepted by Ms. Lambeth on August 19, 2006.
99.1	Press Release dated August 24, 2006, from Reynolds American Inc.